UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

INFOSEARCH MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30248	90-0002618

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4086 Del Rey Avneue
Marina Del Rey, CA	90292
(Address of principal executive offices)	(Zip Code)

(310) 437-7380
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 3, 2006, the Registrant entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) among the Registrant, the Registrant’s wholly owned subsidiary Answerbag, Inc. (“Answerbag”), Demand Answers, Inc. and its parent, Demand Media, Inc. (“Demand Media”). Pursuant to the Asset Purchase Agreement, the Registrant and Answerbag agreed to sell all of the assets of its wholly-owned subsidiary, Answerbag, to Demand Answers, Inc. in exchange for $3,000,000. Pursuant to the Asset Purchase Agreement, Demand Media also received a warrant to purchase 5,000,000 shares of the Registrant’s common stock at an exercise price determined by the average of (a) $0.157 and (b) the average closing price of the Registrant’s common stock for the 10 trading days beginning October 4, 2006. Pursuant to the Asset Purchase Agreement, Demand Media also received the right to appoint one member to the board of directors of the Registrant.

The Asset Purchase Agreement is filed as an exhibit to this current report and is incorporated herein by reference. The description of the Asset Purchase Agreement is a summary only and is qualified by reference to the Asset Purchase Agreement filed herewith.

Demand Media also agreed to purchase content from the Registrant for consideration of $2,000,000. The purchase price for the content will be paid in two installments totaling $200,000 within five days of October 4, 2006 and the remainder will be paid in equal installments of $300,000 to be paid quarterly for the next six quarters. In addition, Demand Media issued warrants to the Registrant to purchase the preferred stock of Demand Media, which preferred stock represents less than one-tenth of a percent of the outstanding capital stock of Demand Media.

Other than the transactions described in this current report and the Asset Purchase Agreement, there are no material relationships between the Registrant or its affiliates and either Demand Media or Demand Answers, Inc. or their affiliates.

Item 2.02 Completion of Acquisition or Disposition of Assets.

On October 4, 2006, the Registrant and its wholly-owned subsidiary Answerbag closed on the sale of the Answerbag assets to Demand Answers, Inc. The Information set forth above in “Item 1.01 - Entry into Material Definitive Agreement” is incorporated herein by reference.

Item 3.01 Unregistered Sales of Equity Securities.

On October 4, 2006, in connection with the sale of the assets of Answerbag, the Registrant sold a warrant to purchase 5,000,000 shares of the Registrant’s common stock at an exercise price determined by the average of (a) $0.157 and (b) the average closing price of the Registrant’s common stock for the 10 trading days beginning October 4, 2006. The warrant was sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Information set forth above in “Item 1.01 - Entry into Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The Registrant intends to amend this current report to include financial statements required under this Item 9.01 as soon as they are prepared, but in no event later than 71 calendar days after the deadline for filing this report.

(c)  Exhibits

4.1	Warrant issued to Demand Media, Inc.
10.21	Asset Purchase Agreement
99.1	Press release issued by InfoSearch Media, Inc. dated October 3, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSearch Media, Inc.

By:	/s/ Frank Knuettel, II
Name:	Frank Knuettel, II
Title:	Chief Financial Officer
Date:	October 6, 2006